EXHIBIT 99.3

                               TRANSMITTED LETTERS

                                       to

                            STOCKHOLDERS AND MEMBERS

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                                [FJF Letterhead]                               A
Dear Member:

     We are pleased to announce that the Boards of Directors of FJF Financial, M.H.C. ("FJF") and its majority-owned subsidiary Roxborough-Manayunk Federal Savings Bank ("Roxborough") have adopted a Plan of Conversion (the "Plan") and an Agreement and Plan of Reorganization ("Merger Agreement") with Progress Financial Corporation, Plymouth Meeting, PA (the "Company") and its wholly owned subsidiary Progress Federal Savings Bank ("Progress"). Under the Plan, FJF will convert from the mutual form to a federal interim stock savings bank and simultaneously merge into Roxborough (the "Conversion and the Merger"). In accordance with the Merger Agreement, Progress will then merge into Roxborough, with Roxborough as the surviving entity. Roxborough will then change its name to Progress Bank and become a wholly owned subsidiary of the Company.

     In accordance with the Plan and the Merger Agreement, the Company is offering shares of its common stock to certain depositors, borrowers and stockholders of Roxborough and stockholders of the Company in a subscription offering and to certain other persons in a community offering. The enclosed material provides additional information about the Conversion and the Merger. Please note that your deposit account(s) at Roxborough will not be affected by the Conversion and the Merger. Your deposits will become deposits in Progress Bank, with equivalent terms to your present deposits at Roxborough. All deposits of Progress Bank following the Conversion and the Merger will continue to be insured up to the legal maximum by the FDIC. In addition, all loans made by Roxborough will be unaffected by the Conversion and the Merger and the amount, rate, maturity, security and other conditions of the loans will remain contractually fixed on the same basis as they existed prior to the Conversion and the Merger.

     In order to complete the Conversion and the Merger, we need your participation on an important vote at a special meeting to be held on September __, 1995. Because your vote is critical to the success of the Plan and the Merger Agreement, on behalf of the Board of Directors, I urge you to vote FOR the proposed transaction by signing, dating and returning the enclosed proxy card immediately in the postage-paid envelope provided, whether or not you plan
     -----------
to attend the special meeting or subscribe for stock.   If you have an IRA or
other qualified plan account for which Roxborough acts as trustee and we do not receive a proxy from you, Roxborough intends, as trustee for such account, to vote in favor of the Plan and the Merger Agreement on your behalf.

Your vote for approval of the Plan and the Merger Agreement in no way obligates you to buy stock. However, as a qualifying member, you have been granted nontransferable rights to purchase shares of common stock of the Company without commission or fee. To subscribe for shares, complete the enclosed stock order form and certification form and return them with payment to any Roxborough branch office or mail them to us in the postage-paid envelope provided. Your stock order form and certification form together with payment must be received no later than 12:00 noon, Eastern Time, on September __, 1995.

If you have any questions or need additional information, please call our Conversion Center at (215) 487-3835 Monday through Friday from 10:00 a.m. to 4:00 p.m., Eastern Time. The Conversion Center will be closed from 12:00 noon on Friday, September 1st through 12:00 noon on Tuesday, September 5, in observance of Labor Day.

Sincerely,


John F. McGill
Chairman of the Board,
President and Chief Executive Officer

     The shares of common stock offered in the Conversion and the Merger are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency. This letter is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus.

                        [Roxborough Manayunk Letterhead]                   B

Dear Stockholder:

     We are pleased to announce that the Boards of Directors of FJF Financial, M.H.C. ("FJF") and its majority- owned subsidiary Roxborough-Manayunk Federal Savings Bank ("Roxborough") have adopted a Plan of Conversion (the "Plan") and an Agreement and Plan of Reorganization ("Merger Agreement") with Progress Financial Corporation, Plymouth Meeting, PA (the "Company") and its wholly-owned susidiary Progress Federal Savings Bank ("Progress"). Under the Plan, FJF will convert from the mutual form to a federal interim stock savings bank and simultaneously merge into Roxborough (the "Conversion and the Merger"). In accordance with the Merger Agreement, Progress will then merge into Roxborough, with Roxborough as the survivng entity. Roxborough will then change its name to Progress Bank and become a wholly owned subsidiary of the Company.

     In accordance with the Plan and the Merger Agreement, your shares in Roxborough will be converted, subject to your right of appraisal, into shares of common stock of the Company pursuant to a ratio that will result in your holding approximately the same percentage of common stock of the Company to be issued in the Conversion and the Merger as you hold in Roxborough immediately
prior to the Conversion and the Merger.   Additionally, the Company is offering
shares of its common stock to certain depositors, borrowers and stockholders of Roxborough and stockholders of the Company in a subscription offering and to certain other persons in a community offering. The enclosed material provides additional information about the Conversion and the Merger and related offerings.

     In order to complete the Conversion and the Merger, we need your participation on an important vote at the Roxborough-Manayunk Stockholders'
Meeting to be held on September __, 1995.   Because your vote is critical to the
success of the Plan and the Merger Agreement, on behalf of the Board of Directors, I urge you to vote FOR the proposed transaction by signing, dating and returning the enclosed proxy card immediately in the postage-paid envelope
                                     ------------
provided, whether or not you plan to attend the Stockholders' Meeting.

     Your vote for approval of the Plan and the Merger Agreement in no way obligates you to purchase additional shares of common stock of the Company.

However, as a Roxborough stockholder of record, you have been granted nontransferable subscription rights to purchase shares of common stock of the Company without commission or fee. To subscribe for shares, complete the enclosed stock order form and certification form and return them with payment to any Roxborough branch office or mail them to us in the postage-paid envelope provided. Your stock order form and and certification form together with payment must be received by 12:00 noon, Eastern Time, on September __, 1995. .

     If you have any questions or need additional information, please call our Conversion Center at (215) 487-3835 Monday through Friday from 10:00 a.m. to 4:00 p.m., Eastern Time. The Conversion Center will be closed from 12:00 noon on Friday, September 1st through 12:00 noon on Tuesday, September 5th in observance of Labor Day.

Sincerely,


John F. McGill
Chairman of the Board,
President and Chief Executive Officer

     The shares of common stock offered in the Conversion and the Merger are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency. This letter is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus.

                   [Progress Financial Corporation Letterhead]
                                                                           C

Dear Stockholder:

     We are pleased to announce that the Boards of Directors of FJF Financial, M.H.C., Philadelphia, PA ("FJF") and its majority-owned subsidiary Roxborough-Manayunk Federal Savings Bank ("Roxborough") have adopted a Plan of Conversion (the "Plan") and Agreement and Plan of Reorganization ("Merger Agreement") with Progress Financial Corporation (the "Company") and its wholly-owned subsidiary Progress Federal Savings Bank ("Progress"). Under the Plan, FJF will convert from the mutual form to a federal interim stock savings bank and simultaneously merge into Roxborough (the "Conversion and the Merger"). In accordance with the Merger Agreement, Progress will then merge into Roxborough, with Roxborough as the surviving entity. Roxborough will then change its name to Progress Bank and become a wholly owned subsidiary of the Company.

     In accordance with the Plan and the Merger Agreement, the Company is offering shares of its common stock to certain depositors, borrowers and stockholders of Roxborough and stockholders of the Company in a subscription offering and to certain other persons in a community offering. The enclosed material provides additional information about the Conversion and the Merger and related offerings.

     In order to complete the Merger, we need your participation on an important vote at a special meeting of stockholders to be held on September __, 1995. Because your vote is critical to the success of the Merger, on behalf of the Board of Directors, I urge you to vote FOR the Merger Agreement by signing, dating and returning the enclosed proxy card immediately in the postage-paid
                                             -----------
envelope provided, whether or not you plan to attend the Stockholders' Meeting.

     Your vote for approval of the Merger Agreement in no way obligates you to purchase additional shares of common stock of the Company. However, as a stockholder of record of the Company, you have been granted nontransferable subscription rights to purchase shares of common stock without commission or fee. To subscribe for shares, complete the enclosed stock order form and certification form and return them with payment to any Roxborough branch office or mail them to us in the postage-paid envelope provided. Your stock order form and certification form together with payment must be received by 12:00 noon, Eastern Time, on September __, 1995.

     If you have any questions, or need additional information, please call our
Conversion Center at (215) 487-3835   Monday through Friday from 10:00 a.m. to
4:00 p.m., Eastern Time. The Conversion Center will be closed from 12:00 noon on Friday, September 1st through 12:00 noon on Tuesday, September 5th in observance of Labor Day.

Sincerely,


W. Kirk Wycoff
Chairman of the Board,
President and Chief Executive Officer

     The shares of common stock offered in the Conversion and the Merger are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency. This letter is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus.

                                [FJF Letterhead]                      D


Dear Voting Member:

     We are pleased to announce that the Boards of Directors of FJF Financial, M.H.C. ("FJF") and its majority-owned subsidiary Roxborough-Manayunk Federal Savings Bank ("Roxborough") have adopted a Plan of Conversion (the "Plan") and Agreement and Plan of Reorganization ("Merger Agreement") with Progress Financial Corporation, Plymouth Meeting, PA (the "Company") and its wholly-owned subsidiary Progress Federal Savings Bank ("Progress"). Under the Plan, FJF will convert from the mutual form to a federal interim stock savings bank and simultaneously merge into Roxborough (the "Conversion and the Merger"). In accordance with the Merger Agreement, Progress will then merge into Roxborough, with Roxborough as the surviving entity. Roxborough will then change its name to Progress Bank and become a wholly-owned subsidiary of the Company. Please note that your deposit account(s) at Roxborough will not be affected by the Conversion and the Merger. Your deposits will become deposits in Progress Bank, with equivalent terms to your present deposits at Roxborough. All deposits of Progress Bank following the Conversion and the Merger will continue to be insured up to the legal maximum by the FDIC. In addition, all loans made by Roxborough will be unaffected by the Conversion and the the Merger and the amount, rate, maturity, security and other conditions of the loans will remain contractually fixed on the same basis as they existed prior to the Conversion and the Merger.

     In order to complete the Conversion and the Merger, we need your participation on an important vote at a special meeting to be held on September __, 1995. Because your vote is critical to the success of the Plan and the Merger Agreement, on behalf of the Board of Directors, I urge you to vote FOR the proposed transaction by signing, dating and returning the enclosed proxy card immediately in the postage-paid envelope provided, whether or not you plan to attend the special meeting.

     Although you may vote on the Conversion and the Merger, the Company is unfortunately unable to either offer or sell its common stock to you (i) because the number of eligible subscribers in your state makes registration or qualification of the common stock or the filing of a consent to service of process under the securities laws of your state impracticable, for reasons of cost or otherwise; (ii) because the number of eligible subscribers in your state makes registration or qualification of the Company, the other parties to the Merger Agreement or their officers, directors, employees and persons acting on their behalf as broker-dealers or salesmen in your state impracticable, for reasons of cost or otherwise; or (iii) because you reside in a foreign country. Accordingly, neither this letter, the enclosed materials nor the materials that you may request should be considered an offer to sell or a solicitation of an offer to buy the Company's common stock.

     If you have any questions or would like additional information, please call our Conversion Center at (215) 487-3835 Monday through Friday from 10:00 a.m. to 4:00 p.m., Eastern Time. The Conversion Center will be closed from 12:00 noon on Friday, September 1st through 12:00 noon on Tuesday, September 5th in observance of Labor Day.

Sincerely,



John F. McGill
Chairman of the Board,
President and Chief Executive Officer


     The shares of common stock offered in the Conversion and the Merger are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency. This letter is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus.

                   [Progress Financial Corporation Letterhead]



Dear Prospective Investor:                                                 E

     We are pleased to provide you with the enclosed materials regarding the offering of common stock of Progress Financial Corporation ( the "Company") in connection with the conversion of FJF Financial, M.H.C. ("FJF") from the mutual form to a federal interim stock savings bank, the merger of the interim savings bank into its majority-owned subsidiary Roxborough-Manayunk Federal Savings Bank ("Roxborough"), and the merger of the Company's wholly-owned subsidiary Progress Federal Savings Bank ("Progress") into Roxborough (the "Conversion and the Merger"). Roxborough as the surviving entity will change its name to Progress Bank and become a wholly-owned subsidiary of the Company.

     A Prospectus is enclosed for your review, together with a stock order form and certification form. Please review the Prospectus carefully before making an investment decision.

     To order shares, complete the enclosed stock order form and certification form and return them with payment to any Roxborough branch office or mail them to us in the postage-paid envelope provided. Your stock order form and certification form together with payment must be received no later than 12:00 noon., Eastern Time, on September __, 1995.

     If you have any questions or would like additional information, please call our Conversion Center at (215) 487-3835 Monday through on Friday from 10:00 a.m. to 4:00 p.m., Eastern Time. The Conversion Center will be closed from 12:00 noon on Friday, September 1st through 12:00 noon on Tuesday, September 5th in observance of Labor Day.

Sincerely,


W. Kirk Wycoff
Chairman of the Board,
President  and Chief Executive Officer






     The shares of common stock offered in the Conversion and the Merger are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency. This letter is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus.

                        [Roxborough-Manayunk Letterhead]
                                                                               F

Dear Friend:

     We are pleased to announce that the Boards of Directors of FJF Financial, M.H.C. ("FJF") and its majority-owned subsidiary Roxborough-Manayunk Federal Savings Bank ("Roxborough") have adopted a Plan of Conversion (the "Plan") and an Agreement and Plan of Reorganization ("Merger Agreement") with Progress Financial Corporation, Plymouth Meeting, PA (the "Company") and its wholly-owned subsidiary Progress Federal Savings Bank ("Progress"). Under the Plan FJF will convert from the mutual form to a federal interim stock association and simultaneously merge into Roxborough (the "Conversion and the Merger"). In accordance with the Merger Agreement, Progress will then merge into Roxborough, with Roxborough as the surviving entity. Roxborough will then change its name to Progress Bank and become a wholly-owned subsidiary of the Company. In accordance with the Plan and the Merger Agreement, the Company is offering shares of its common stock to certain depositors, borrowers and stockholders of Roxborough and stockholders of the Company in a subscription offering and to certain other persons in a community offering. The enclosed material provides additional information about the Conversion and the Merger and related offerings.

     As a former depositor of Roxborough, you have been granted nontransferable rights to purchase shares of common stock of the Company without commission or fee on a priority basis. To subscribe for shares, simply complete the enclosed stock order form and certification form and return them with payment to any Roxborough branch office or mail them to us in the postage-paid envelope provided. Your stock order form and certification form together with payment must be received by 12:00 noon, Eastern Time, on September __, 1995.

     If you have any questions or would like additional information, please call our Conversion Center at (215) 487-3835 Monday through Friday from 10:00 a.m. to 4:00 p.m., Eastern Time. The Conversion Center will be closed from 12:00 noon on Friday, September 1st through 12:00 noon on Tuesday, September 5th in observance of Labor Day.


Sincerely,



John F. McGill
Chairman of the Board,
 President and Chief Executive Officer

     The shares of common stock offered in the Conversion and the Merger are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency. This letter is neither an offer to sell nor a solictation of an offer to buy common stock. The offer is made only by the Prospectus.

                          [Sandler O'Neill Letterhead]                G


     We are pleased to provide you with the enclosed materials regarding the offering of common stock of Progress Financial Corporation ( the "Company") in connection with the conversion of FJF Financial, M.H.C. ("FJF") from the mutual form to a federal interim stock savings bank, the merger of the interim savings bank into its majority-owned subsidiary Roxborough-Manayunk Federal Savings Bank ("Roxborough"), and the merger of the Company's wholly-owned subsidiary Progress Federal Savings Bank ("Progress") into Roxborough (the "Conversion and the Merger"). Roxborough as the surviving entity will change its name to Progress Bank and become a wholly-owned subsidiary of the Company.

     Sandler O'Neill & Partners, L.P. is managing the Company's Subscription and Community Offering, which will conclude at 12:00 noon., Eastern Time, on September __, 1995. Members of the general public are eligible to subscribe for shares of common stock of the Company in the Community Offering, subject to the prior rights of holders of subscription rights and the Company's right to reject or accept orders in the Community Offering. If you have any questions or would like additional information, please call the Company's Conversion Center at
(215) 487-3835.

Sincerely,

Sandler O'Neill & Partners, L.P.


     The shares of common stock offered in the Conversion and the Merger are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency. This letter is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus.

                          [Sandler O'Neill Letterhead]                H


Dear Valued Friend:

     At the request of Progress Financial Corporation (the "Company"), we have enclosed materials regarding the offering of common stock of the Company in connection with the conversion of FJF Financial, M.H.C. ("FJF") from the mutual form to a federal interim stock savings bank, the merger of the interim savings bank into its majority-owned subsidiary Roxborough-Manayunk Federal Savings Bank ("Roxborough"), and the merger of the Company's wholly-owned subsidiary Progress Federal Savings Bank ("Progress") into Roxborough (the "Conversion and the Merger"). Roxborough as the surviving entity will change its name to Progress
Bank and become a wholly-owned subsidiary of the Company.   The materials
include a Prospectus and stock order form and certification form which offer you the opportunity to subscribe for shares of common stock of the Company. We urge you to read these materials carefully.

     If you decide to subscribe for shares, your properly completed stock order form and certification form together with payment must be received no later than 12:00 noon, Eastern Time, on September __, 1995. If you have any questions or would like additional information, please call the Conversion Center at (215) 487-3835 Monday through Friday from 10:00 a.m. to 4:00 p.m., Eastern Time. The Conversion Center will be closed from 12:00 noon on Friday, September 1st through 12:00 noon on Tuesday, September 5th in obsevance of Labor Day.

     The Company has asked us to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. We should not be understood as recommending or soliciting in any way any action by you with respect to the enclosed materials.

Sincerely,


Sandler O'Neill & Partners, L.P.






     The shares of common stock offered in the Conversion and the Merger are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency. This letter is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus.

                   [Progress Financial Corporation Letterhead]


Dear Investor:

     We hereby acknowledge receipt of your stock order form for shares of the common stock of Progress Financial Corporation, the holding company of Progress Bank.

     At this time, we cannot confirm the number of shares that will be issued to you. Such allocation will be made in accordance with the Plan of Conversion and the Agreement and Plan of Reorganization following completion of the offering.

     If you have any questions, please call our Conversion Center at (215) 487-3835 Monday through Friday from 10:00 a.m. to 4:00 p.m., Eastern Time. The Conversion Center will be closed from 12:00 noon on Friday, September 1st through 12:00 noon on Tuesday, September 5th, in observance of Labor Day.

     On behalf of the Board of Directors and employees of Progress Financial Corporation, we would like to thank you for supporting our offering.


Sincerely,



W. Kirk Wycoff
President and Chief Executive Officer

                   [Progress Financial Corporation Letterhead]


Dear Interested Investor:

     We regret to inform you that we have determined not to accept your order for shares of Progress Financial Corporation common stock in our Community Offering. This action is in accordance with the terms of the Plan of Conversion and the Agreement and Plan of Reorganization, which gives Progress Financial Corporation the absolute right to reject, in whole or in part, the subscription of any person in the Community Offering.

     We enclose a check representing the return of your subscription payment, together with interest earned thereon.

Sincerely,

Progress Financial Corporation

                        LOGO: [FJF FINANCIAL LETTERHEAD]




                                  PROXY REQUEST

                               WE NEED YOUR VOTE!


DEAR CUSTOMER:

YOUR VOTE ON OUR PLAN OF CONVERSION HAS NOT BEEN RECEIVED.  YOUR VOTE IS VERY
                                                                         ----
IMPORTANT TO US.  PLEASE VOTE AND MAIL THE ENCLOSED PROXY TODAY.
---------


REMEMBER: VOTING FOR THE PLAN OF CONVERSION AND THE AGREEMENT AND PLAN OF REORGANIZATION DOES NOT OBLIGATE YOU TO BUY STOCK. YOUR BOARD OF
DIRECTORS HAS UNANIMOUSLY APPROVED THE PLAN OF CONVERSION AND           THE
AGREEMENT AND PLAN OF REORGANIZATION AND URGES YOU TO VOTE IN           FAVOR
OF THEM.  YOUR DEPOSIT ACCOUNTS OR LOANS WILL NOT BE AFFECTED           IN ANY
WAY. DEPOSIT ACCOUNTS WILL CONTINUE TO BE FEDERALLY INSURED             UP TO
THE MAXIMUM AMOUNT PERMISSIBLE BY LAW.

A POSTAGE-PAID ENVELOPE IS ENCLOSED WITH THE PROXY FORM. IF YOU HAVE ANY QUESTIONS, PLEASE CALL OUR CONVERSION CENTER AT (215) 487-3835.

IF YOU HAVE MORE THAN ONE ACCOUNT, YOU MAY HAVE RECEIVED MORE THAN ONE PROXY.

PLEASE VOTE TODAY BY RETURNING ALL PROXY FORMS RECEIVED.

SINCERELY,



FJF FINANCIAL, M.H.C.
     Holding Company for
      Roxborough-Manayunk Federal Savings Bank

                    [Progress Financial Corporation Letterhead]


Welcome Stockholder:

     We are pleased to enclose the stock certificate that represents your share of ownership in Progress Financial Corporation.

     Please examine your stock certificate to be certain that it is properly registered. If you have any questions about your certificate, you should contact the Transfer Agent immediately at the following address:


                    American Stock Transfer and Trust Company
                                 40 Wall Street
                            New York, New York 10005
                                 (212) 936-5100


     Please remember that your certificate is a negotiable security which should be stored in a secure place, such as a safe deposit box or on deposit with your stockbroker.

     On behalf of the Board of Directors and employees of Progress Financial Corporation, we would like to thank you for supporting our offering.

Sincerely,



John F. McGill                          W. Kirk Wycoff
Chairman of the Board                   President and Chief Executive Officer

                   [Progress Financial Corporation Letterhead]


Dear Interested Investor;

     We regret to inform you that we are unable to accept your order for shares of Progress Financial Corporation common stock.

     Progress Financial Corporation received orders for shares of common stock in the Subscription and Community Offerings that exceeded the maximum number of shares that were available pursuant to our Plan of Conversion, Agreement and Plan of Reorganization and Prospectus.

     If you paid for your subscription by cash, check or money order, a refund check for the full amount of your order, plus interest earned at __% from the time your funds were received by Roxborough-Manayunk Federal Savings Bank until the date of the completion of the offering, will be returned promptly. If you paid for your shares by authorizing a withdrawal from your deposit account at Roxborough Federal, your withdrawal authorization has been cancelled.

     Progress Financial Corporation common stock trades on the Nasdaq National Market under the symbol "PFNC". Should you be interested in purchasing shares of common stock of Progress Financial Corporation, you should contact your stockbroker. The Board of Directors, management and staff of Progress Financial Corporation thank you for your interest and support. If we may be of further assistance, please call us at (215) 487-3835.

Sincerely



John F. McGill                          W. Kirk Wycoff
Chairman of the Board                   President and Chief Executive Officer